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                                                                      Exhibit 23





                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------



The Board of Directors
Ocean Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 33-34143) on Form S-8, pertaining to the Ocean Financial Corp. 1997 Incentive Plan, and to the registration statement (No. 33-34145), on Form S-8, pertaining to the Retirement Plan for Ocean Federal Savings Bank, of Ocean Financial Corp., of our report dated January 23, 1998, relating to the consolidated statements of financial condition of Ocean Financial Corp. and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Ocean Financial Corp.



                                         KPMG PEAT MARWICK LLP


Short Hills, New Jersey
March 25, 1998